EXHIBIT 99
#41W August 25, 2014                        Contact: Roger Schrum
+843/339-6018
roger.schrum@sonoco.com

Sonoco Signs Agreement to Acquire Weidenhammer Packaging Group
Transaction Will Create Global Leader in Rigid Paper Packaging

Hartsville, S.C., U.S. - Sonoco (NYSE: SON), one of the largest diversified global packaging companies, today announced that it has signed a definitive agreement to acquire Weidenhammer Packaging Group, Europe’s leading provider of composite cans along with composite drums and rigid plastic containers, for €286 million, or approximately $383 million, in cash. The final consideration is subject to a normal adjustment of net working capital.

Weidenhammer Packaging, headquartered in Hockenheim, Germany, has approximately 1,100 employees and operates 13 production facilities, including five in Germany, along with individual plants in Belgium, France, Greece, The Netherlands, United Kingdom, United States, Chile and Russia. In addition to producing composite cans, drums and luxury tubes, Weidenhammer produces unique rigid plastic containers using state-of-the-art thin-walled injection molding technology with modern in-mold labeling. Markets served by the company include processed foods, powdered beverages, tobacco, confectionery, personal care, pet food, pharmaceuticals and home and garden products.

According to M. Jack Sanders, Sonoco president and chief executive officer, the acquisition of family-owned Weidenhammer Packaging Group will create a global leader in rigid paper packaging and is expected to increase Sonoco’s global consumer-related packaging and services business to approximately $2.8 billion in annual sales or approximately 53 percent of the Company’s combined revenue of approximately $5.3 billion. In addition, the combination is expected to increase Sonoco’s net sales in Europe to approximately 21 percent of total sales.

Weidenhammer Packaging’s projected 2014 sales are expected to be approximately €244 million, or $327 million, with projected EBITDA expected to be approximately €42 million, or $56 million (1). The transaction is expected to have no material impact to Sonoco’s 2014 base earnings and should be accretive to Sonoco’s 2015 base earnings in the range of $.09 to $.14 per share, including estimated adjustment for purchase accounting and first year synergies. Future accretion is expected through material internalization and other cost synergies.

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Sonoco Signs Agreement to Acquire Weidenhammer Packaging - page 2

Commenting on the acquisition, Sanders said, “Combining Weidenhammer’s state-of-the-art production and technological capability places Sonoco in a leading position to provide its global consumer product customers with unparalleled packaging expertise throughout North America and Europe, and creates a strong presence in the emerging markets of Southeast Asia, China, Eastern Europe and South America.”

According to Ralf Weidenhammer, “Sonoco and Weidenhammer bring 175 years of combined consumer packaging innovation and expertise to our combined customers. After almost 60 years of successful business operations, we are convinced that the merger with Sonoco will open up new opportunities for our business, our customers and partners, as well as to our employees.”

Sonoco intends to fund the acquisition through a combination of existing cash and debt with an estimated combined net credit leverage ratio of 1.75 times at closing. In 2015, the Company intends to use free cash flow for debt repayment. (Free cash flow is defined as cash flow from operations minus net capital expenditures and cash dividends). The acquisition is subject to governmental regulatory review and is expected to close in the fourth quarter of 2014.

Macquarie Capital served as a financial advisor to Sonoco. Weidenhammer was represented by Deloitte Corporate Finance Advisory.

Conference Call and Webcast:
Sonoco will host a conference call and webcast today, August 25, 2014, at 10 a.m. Eastern time, to review the Weidenhammer acquisition. To participate in the conference call, dial 877-703-6110 (international callers should dial +857-244-7309) and use the participant code, 97643885. In addition, the live conference call can be accessed in a “listen only” mode via the Internet at http://www.sonoco.com/, under the Investor Relations section. A telephonic replay of the call will be available starting at 2 p.m. Eastern time to U.S. callers at 888-286-8010 (international callers at +617-801-6888). The replay passcode for both U.S. and international calls is 71315099. The archived telephone call will be available through September 4, 2014. The webcast also will be archived in the Investor Relations section of Sonoco’s website. A presentation outlining the transaction can also be accessed on the www.sonoco.com.

About Sonoco:
Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized net sales of approximately $4.9 billion, the Company has more than 19,900 employees working in 335 operations in 33 countries, serving some of the world’s best known brands in some 85 nations. Sonoco is a proud member of the 2013/2014 Dow Jones Sustainability World Index. For more information on the Company, visit our website at www.sonoco.com.

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Sonoco Signs Agreement to Acquire Weidenhammer Packaging - page 3

About Weidenhammer Packaging Group:
With 13 production sites, 1,100 employees, the Weidenhammer Packaging Group is one of the world’s leading suppliers of composite cans, composite drums and plastic containers. Founded in Hockenheim, Germany in 1955, the family-owned enterprise has evolved over nearly 60 years to become a market and technology leader in its served markets. Weidenhammer customers include international brand product manufacturers Nestle, Unilever, Kellogg’s, Mondelez, Rügenwalder Müehle, Imperial Tobacco and BAT. Further information is available on the Internet: www.weidenhammer.de/en/home.

Forward-looking Statements:
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding future revenues, sales, earnings, synergies and free cash flows.

These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict and, in many cases, are beyond the control or knowledge of management. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission's public reference facilities and its website, http://www.sec.gov, the Company’s investor relations department and the Company’s website, http://www.sonoco.com.

(1) Non-GAAP Financial Measures. Weidenhammer estimated pro forma 2014 EBITDA is a non-GAAP financial measure that is generally defined as earnings before interest expense, income taxes, depreciation, depletion and amortization.

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